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                                                                   EXHIBIT 10.17
                                                                   -------------



                                LEASE AGREEMENT
                                ---------------


     THIS LEASE AGREEMENT is made and entered into this _____day of ____________, 1996, by and between FIRST UNION NATIONAL BANK OF VIRGINIA, a national banking association, whose address is Attn: Corporate Real Estate Division, 1420 Two First Union Center, Charlotte, North Carolina 20200-0340 ("Landlord"), and MATEWAN BANCSHARES, whose address is P.O. Box 100, Williamson, West Virginia ("Tenant").

     NOW, THEREFORE, in consideration of the foregoing Premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

     1. REPRESENTATIONS, PREMISES. Landlord, in consideration of the rentals hereinafter reserved to be paid and of the covenants, conditions and agreements to be kept and performed by Tenant, hereby leases, lets and demises to the Tenant, and Tenant hereby leases and hires from Landlord that certain space, hereinafter called the Leased Premises, consisting of approximately 2,600 square feet on the second floor located in the building at 201 Suffolk Avenue, Richlands, Virginia 24641.

     2. TERM. The Term of this Lease shall begin on the 1st day of July, 1996, (the "Commencement Date") and shall continue for TWO (2) years, ending on the 30th day of June, 1998, on which date the tenancy created hereunder shall terminate without notice.

     3.  OPTION TO EXTEND TERM.  Negotiable after one (1) year.

     4. BASE RENT. In consideration for the use of the Leased Premises, Tenant shall pay to Landlord without set off, counterclaim, or abatement of any nature whatsoever, as Base Monthly Rent during the period July 1, 1996 through June 30, 1998, the sum of Two Thousand and 00/100 Dollars ($2,000.00), payable on the first day of each month. ALL RENT CHECKS ARE TO BE MADE PAYABLE TO FIRST UNION NATIONAL BANK AND MAILED TO FUNB/VA PROPERTIES, P.O. BOX 85080, RICHMOND, VIRGINIA 23285-4066.

     5. USE. The Leased Premises shall be occupied and used solely for financial services including lending, annuities and insurance, etc., and for no other purposes whatsoever.

     6. UTILITIES AND OTHER SERVICES; REPAIRS. Landlord shall furnish on or near the office space a reasonable amount of water, electricity, air conditioning and heat for Tenant's use during ordinary business hours in a manner customary to similar office buildings in the same locale. The heating and air conditioning system in said building shall be operated only when Landlord, in
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its sole judgment, considers that the weather requires it. Tenant agrees to and shall keep all plumbing, electrical, and heating in good repair. In addition, Tenant shall maintain and make all other repairs in or to the Leased Premises and any equipment located therein.

     (a) If the building is equipped with elevator(s), Landlord shall furnish elevator service (self-service or otherwise) to all floors of the building during ordinary business hours, but shall not be liable for damages nor shall the rental hereinabove stipulated be abated for failure to furnish such service when such failure is not due to Landlord's negligence.

     (b)  Tenant shall be responsible for its own janitorial services.

     7. ALTERATIONS. Tenant shall accept the Leased Premises in "as is" condition. Tenant shall make no alterations, additions or improvements to the office space (such as subdividing partitions of installing walls, paneling, bookshelves, floor covering, cabinets, and similar items) without obtaining the prior written consent of Landlord. Such consent shall not be unreasonably withheld in the case of minor alterations to conform the office space to the use of Tenant. Tenant shall bear the cost and be solely responsible for the property damage or bodily injury resulting from any alterations which are permitted by Landlord hereunder. When made, such additions or improvements made by Tenant (except only moveable office furniture, book shelves and similar equipment) shall become the property of Landlord and shall remain upon and be surrendered with the office space at the termination of this Lease or upon Tenant's vacating said premises. Landlord may, at its option, however, require Tenant to remove any such additions or improvements which Landlord designates in written notice, delivered to Tenant specifying the items to be removed. Upon receipt of such notice Tenant shall complete the removal of the designated items not later than the date of the expiration or earlier termination of this Lease or five (5) days after receiving such notice, whichever is later. Tenant agrees to and shall promptly reimburse Landlord for any expenses which Landlord incurs in connection with removing such items (if Tenant fails to do so) and restoring the office space to its original condition. Tenant, at its sole cost and expense, shall comply with all applicable laws, rules and regulations relating to the Leased Premises.

     8. FIRE AND OTHER CASUALTY. Landlord covenants and agrees to keep the said building insured against loss by fire, with extended coverage, along with any and all contents being the property of Landlord. In no event shall Landlord be liable for fire and extended coverage insurance covering the property of Tenant located in the Leased Premises. Tenant covenants and agrees to keep the said personal property owned by Tenant insured against loss by fire, with extended coverage, along with any and all contents being the property of the Tenant. If the Leased Premises are damaged by fire or any other casualty covered under Landlord's insurance policy, Landlord agrees to repair such damage, provided
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if such damage deprives Tenant of the use and occupancy of more than half of the leased space for a period grater than ninety (90) days, then either Landlord or Tenant shall have the option, exercisable within thirty (30) days after the date such damage occurs, to terminate this Lease by written notice to the other, effective as of a date not less than thirty (30) days after the date such notice is mailed to such party.


     9. INDEMNITY. Tenant shall indemnify, defend and save Landlord harmless against and from any and all claims or causes (whether groundless or otherwise) by or on behalf of any person, firm or corporation for personal injury or property damage occurring in the office space or building, or upon the parking lot or any other facility or appurtenance used in connection with the office space occasioned in whole or in part by any of the following: (a) any act or omission on the part of Tenant or any employee (whether or not acting within the scope of employment), agent, invitee or guest, assignee or subtenant; (b) any misuse, neglect or unlawful use of the office space, the building or any of its facilities; (c) any breach, violation or non-performance of any undertaking of Tenant under this Lease; or (d) anything growing out of the use and occupancy of the office space by the Tenant or anyone holding or claiming to hold through or under Tenant.

     10.  PERSONAL PROPERTY.   All personal property of any kind or description
whatsoever in or near the office space, building or parking lot, shall be at the Tenant's sole risk, and the Landlord shall not be liable for any damage done to or loss of such personal property. Landlord shall not be liable for damage or loss suffered by the business or occupation of the Tenant arising from any act or omission of co-tenants or other occupants of or visitors to the building, the employees or agents of Landlord or of other persons. Neither shall Landlord be liable for such personal property loss or damage due to the bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing fixtures, or from electric wires, or from gas or odors, or caused in any other manner whatsoever.

     11. TAXES. Landlord shall make timely payment of all real property (ad valorem) taxes and assessments levied against the office space. Tenant shall make timely payment of all taxes and assessments levied against Tenant's stock of merchandise, furniture, equipment, supplies and other like property incident to Tenant's occupancy of the office space, and of all privilege and business licenses, taxes and similar charges for which Tenant is primarily responsible. Tenant's obligation to pay taxes and assessments shall include (but shall not be limited to) those assessed against trade furnishings, fixtures and equipment which Tenant may be privileged to remove upon termination of this Lease.

     12.  INSURANCE.

     (a)  Tenant shall be responsible for keeping all furniture,
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fixtures, equipment and other property incident to Tenant's use of the office space insured against loss or damage by fire, and shall hold Landlord harmless against any liability for such loss.

     (b) Tenant shall provide and keep in force, for the protection of Tenant and Landlord, general public liability insurance against claims for property damage, bodily injury or death upon or near the office space or near any other facility used in connection with Tenant's occupancy of the office space in amount of not less than $2,000,000 in respect to bodily injury or death to any one person and for bodily injury or death to more than one person arising out of one accident or disaster and property damage insurance with limits of not less than $2,000,000. Tenant shall also carry, at its own expense, plate glass insurance, where appropriate. Upon request by Landlord, Tenant shall furnish Landlord satisfactory evidence of such coverage.

     13. RIGHT OF ENTRY. Landlord shall have the right to enter the office space at any time for the following purposes:
     (a) To examine the premises.

     (b) To make such repairs, additions, or alterations to the office space or to the building as may be deemed necessary for the safety and comfort of the occupants of the building or the preservation of said building (including the right, during the progress of such alterations or repairs, to keep and store within or near the office space, all necessary materials, tools, equipment, etc.).

     (c) To show to prospective tenants during the last six months of the lease term.
     (d) To show to prospective purchasers of the building.

     (e) For any purpose which Landlord may deem necessary or useful to the operation and maintenance of the building. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to this Lease or the Rules and Regulations of the building; and for Landlord to abate at Tenant's sole cost and expense any of the Rules and Regulations herein referred to if Landlord shall see fit to do so. No such entry shall render Landlord liable to any claim or cause of action for loss or damage to property Tenant occasioned by such entry or shall in any manner affect any other obligations and covenants of this lease.

     14. EMINENT DOMAIN. In the event more than half of the building in which the office space is located or more than half of such office space shall be taken by any public authority under the power of eminent domain, or like power, or upon sale of the building to any public authority under threat of a public taking, this Lease shall terminate as of the date possession thereof shall be required to be delivered to the appropriate authority. If this Lease is not terminated as hereunder provided, Landlord shall make such structural repairs to the building as may be appropriate and Tenant shall make such repairs to the Leased Premises as may be appropriate. In no event may Tenant make any claim against the public authority in connection with any taking if the result of
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such claim, if granted, would reduce Landlord's claim.

     15. SIGNS AND ADVERTISING. Without the prior written consent of Landlord, Tenant shall not permit the painting or display of any signs, placard, lettering or advertising material of any kind on or visible from the exterior of the office space.

     16. ASSIGNMENT AND SUBLETTING. Without Landlord's prior consent, Tenant shall not assign this Lease, or sublet any part of the office space, or otherwise transfer any right or interest hereunder. If Landlord gives its consent, such approval shall not release Tenant form Tenant's duties and obligations hereunder and shall be limited only to the particular instance described in the consent upon such terms and conditions and for such purposes as stated therein.

     17. REMOVAL OF EQUIPMENT AND FIXTURES. All trade furnishings, fixtures and equipment in the office space which are supplied and installed at the sole expense of Tenant shall remain Tenant's property. Tenant may remove these items after termination of the Lease provided:

     (a) Tenant is not in default hereunder at the time of termination;
     (b) Removal of the items can be accomplished without major damage to the office space or building; and
     (c) Tenant immediately repairs or reimburses Landlord for the cost of repairing all resulting damage or defacement to the office space or building due to such removal.

     18. SURRENDER OF POSSESSION. Tenant shall deliver up and surrender to Landlord possession of the office space at the expiration or termination of this Lease by lapse of time or otherwise in as good repair and condition as when Tenant was first put into possession of the office space, reasonable wear and tear alone excepted.

     19. LATE FEES. Any installments of Base Monthly Rent or additional rent remaining unpaid for five (5) days after the date when due shall be subject to a late charge equal to five percent (5%) of such installment. In addition to the forgoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable attorneys' fees, disbursements and actual costs, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease.

     20. EVENTS OF AND REMEDIES UPON DEFAULT. As used in this Lease, the term "Event of Default" shall mean any of the following:
     (a) Tenant's failure to make payment of any rental installment within ten
(10) days after same is due and payable;
     (b) Tenant vacates the Leased Premises, becomes bankrupt, makes an assignment for the benefit of creditors or becomes insolvent;
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     (c) Tenant's failure within ten (10) days after receipt of demand from
Landlord to fulfill any obligation imposed on Tenant by this Lease;
     (d) A receiver is appointed for Tenant, Tenant's property or Tenant's leasehold interest hereunder;
     (e) Tenant's personal property used in connection with the office space is taken on execution or similar process; or
     (f) Failure of Tenant to discharge any mechanic's lien filed against the Leased Premises as a result of any work performed at the Leased Premises for Tenant within thirty (30) days after the filing thereof.

     Upon the happening of an Event of Default, Landlord, at its option, may:
     (a) Terminate this Lease;
     (b) If default consist in whole or in part of Tenant's failure to expend funds, make the necessary expenditures for the account of Tenant which expenditures shall be deemed additional rent due and payable with the next rental payment thereafter falling due;

     (c) Terminate Tenant's right to possession of the office space without terminating the term of its Lease, Tenant to continue to be liable to Landlord hereunder for all rental and other charges payable hereunder for the remainder of the lease term; or

     (d) Exercise any other remedies available to Landlord at law, equity, or otherwise.

     21. WAIVER. Failure of the Landlord to insist, at any time or times, upon strict performance of this Lease, or its failure to exercise any option hereunder, shall not be construed as a waiver of such covenant or option, but the same shall continue and remain in full force. Landlord's receipt of rent, with knowledge of Tenant's default, shall not be deemed a waiver of such default, and no waiver of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord. If Tenant makes any payment of amount less than due hereunder, Landlord may without notice accept the same as payment on account and Landlord shall not be bound by any notation on any check involving such payment or any statement in any accompanying letter or other writing. The receipt by Landlord of any rent or any other sum of money or any other consideration paid by Tenant after the termination in any manner of the term herein granted, or after the giving by Landlord of any notice as provided herein to effect such termination, shall not reinstate, continue, or extend the term herein granted or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to the Tenant prior to the receipt of any such sum or money or other consideration, unless so agreed to in writing and signed by the Landlord. The delivery of the keys to the office space to any officer or employee of Landlord shall not operate as a termination of this Lease or as a surrender of the office space. Waiver by Landlord of any covenant or agreement set forth in this Lease shall not be deemed to be a waiver of any subsequent breach or any other covenant or agreement of the Lease. No act or conduct
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of any nature or character on the part of Landlord, its agent, representative or employee, other than by an agreement in writing signed by Landlord, shall be construed as a waiver of the provisions set forth herein, irrespective of any circumstances existing at the time of any such acts or conduct.

     22. COST AND COUNSEL FEES. To the extent permitted by law, Tenant shall pay all costs and reasonable attorney's fees incurred by Landlord in the enforcement of this Lease arising out of any default on the part Tenant.

     23. POSSESSION. (a) Early possession. If the office space is ready for occupancy prior to the date set forth above. Tenant may elect (but shall not be required) to accept possession before that day, in which event the period of early possession shall be added to the term of this Lease and the rental for the office space shall be added to the term of the Lease and the rental for the office space shall begin immediately. (b) Delayed possession. If the office space is not ready for occupancy and possession is not tendered or delivered to Tenant until after the date set forth above, the term of this Lease shall begin on the date when said office space is ready and possession is tendered or delivered and the rental shall be abated proportionately.

     24. NOTICE. Any notice or demand which under the terms of this Lease or by reason of any law must or may be given or made shall be in writing and may be given or mad by mailing same by registered or certified mail, to the Landlord at Barnes, Morris, Pardoe & Foster Management Services, LLC, 1150 18th Street, N.W., Suite 1050, Washington, D.C. 20036, Attention: Jennifer A. Redmond, and to Tenant, at the address on Lease. Either party, however, may designate in writing such new or other address to which such notice or demand shall thereafter be made or mailed. Any notice given hereunder by mail shall be deemed delivered when deposited in a United States post office box, postage prepaid.

     25. MECHANIC'S LIEN. Tenant shall not do or suffer anything to be done wherby the land or building of which the office space is a part may be encumbered by any mechanic's or materialman's lien. Whenever and as often as any mechanic's lien is filed against said land or building purporting to be for labor or material furnished or to be furnished to the Tenant, Tenant shall discharge same of record within ten (10) days after the date of filing. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or materialman's lien or other security interest of any kind whatsoever for any such labor or materials shall attach to or affect Landlord's interest in and to the land or building of which the office space herein leased to Tenant is a part.

     26. REMEDIES CUMULATIVE. The remedies given to Landlord herein are cumulative and not alternative and are in addition to any other rights Landlord may have at law or in equity or
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otherwise.

     27. BINDING EFFECT. The covenants and agreements contained herein shall apply to and inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns.

     28. CONTRACT MADE. Tenant acknowledged that none of Landlord's agents, employees, or other representatives, have the power or authority to modigy or accept a surrender of this lease, and that such power and authority is rested solely in the officers of the Landlord. Landlord has made no representations or promises in respect to the office space except those contained herein, and those, if any, contained in some written communication to Tenant signed by an officer of Landlord.

     29. QUIET ENJOYMENT. Provide Tenant has performed all of the terms, covenants, agreements, and conditions of this Lease, including the payment of Rental and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Leased Premises against landlord and all persons claiming by, through or under Landlord, for the term herein described subject to the provisions and conditions of this Lease.

     30. HOLDING OVER. In the event that Tenant shall not immediately surrender the Leased Premises on the date of expiration of the term hereof, Tenant shall, by virtue of the provisions hereof, becomea a Tenant by the month at a monthly rent equal to the greater of (a) the then fair market rental value of the Leased Premises or (b) two (2) times the monthly rental in effect during the last month of the term of this Lease, which said monthly tenancy shall commence with the first day next after the expiration of the term of this Lease. The Tenant as a monthly Tenant shall be subject to all of the conditions and covenants of this Lease at least thirty (30) days written notice of any intention to quit the Leased Premises, and Tenant shall be entitled to thirty
(30) days written notice to quit the Leased Premises, and Tenant shall be entitled to rent in advance or of the breach of any other covenant by the Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Paragraph 30, in the event that Tenant shall hold over after the expiration of the term of this Lease, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord at its option, may forthwith re-enter and take possession of the Leased Premises without process, or by any legal process in force in the jurisdiction in which the Leased Premises are located.

     31. RIGHT OF TERMINATION. Should Landlord sell or transfer the ownership of the building, Landlord shall have the right to terminate this Lease, subject to the terms and conditions hereinafter act forth. Landlord may exercise such right by delivering notice to Tenant at least one-hundred twenty (120) days
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prior to the termination date.  If Landlord elects to terminate the Lease in accordance with this Section 31, Tenant shall not be entitled to receive any cancellation fee or other compensation from Landlord, and Tenant shall not be obligated to pay any termination fee to Landlord.

     32. ENTIRE AGREEMENT. This Lease includes all of the understandings and agreements of the parties, and its terms shall not be changed or varied except in writing signed by both parties.

     IN WITNESS WHEREOF, this lease is duly executed by Landlord and Tenant.

WITNESS/ATTEST:                   TENANT: MATEWANBANC
                                  SHARES



______________________            _________________________
                                  By:  Dan R. Moore
                                  Its: President


WITNESS/ATTEST:                   LANDLORD: FIRST UNION
                                  NATIONAL BANK OF VIRGINIA






______________________            _________________________
                                  By:  William S. Transou
                                  Its: Vice President